UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):July 29, 2014 (July 22, 2014)

21ST CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The description of the MDLLC Credit Agreement (as defined below), the Recapitalization Support Agreement (as defined below), the Amendment (as defined below) and the transactions contemplated thereby as included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the MDLLC Credit Agreement, the Amendment and transactions contemplated thereby as included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01              Regulation FD Disclosure.

As 21st Century Oncology Holdings, Inc. (the “Company”) began to experience some liquidity issues after terminating its previously planned initial public offering, the Company began to have discussions with an ad hoc group of holders of its outstanding notes (the “Noteholder Group”).  On July 29, 2014, the Company announced that it entered into two agreements with the Noteholder Group that provide the Company additional liquidity as well as a framework for reducing the Company’s outstanding debt and increasing cash flow in the coming months.  During the past month, the Company has been working with a number of its noteholders and lenders to recapitalize its balance sheet in a manner that, upon completion of a proposed transaction, will provide it the financial flexibility to continue to grow its business in the future as it has done in the recent past.  This has resulted in the Company, the Company’s principal stockholder, affiliates of Vestar Capital Partners (“Vestar”), and the Noteholder Group entering into a recapitalization support agreement (as more fully described below), that outlines the potential terms of a deleveraging transaction that is expected to occur in October or November 2014.  In order to provide adequate liquidity to negotiate the terms of the recapitalization such that it may be executed in October or November 2014, certain members of the Noteholder Group lent subsidiaries of the Company $17.5 million under a new credit facility (as more fully described below).  Although it remains highly leveraged, the Company believes that these related agreements provide it time to pursue a beneficial recapitalization that will facilitate continued investment to grow its business.

Millstein & Co., Kirkland & Ellis LLP and FTI Consulting are advising the Company in connection with these capital structure and strategic initiatives.

In spite of its recent liquidity issues, the Company continues to make progress in its growth strategy.  Although fiscal second quarter 2014 financial information is not yet available, the Company’s quarterly operating statistics show year-over-year improvements.  Total treatments were up nearly 54% year-over-year driven by the transformational acquisitions the Company made. Revenues on a same market, freestanding basis were up nearly 9%.  For the fiscal quarter ended June 30, 2014, the Company expects to report total revenues in the range of $260-270 million and Pro-forma Adjusted EBITDA in the range of $41-44 million.

Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to the Company’s sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, expenses associated with the provision for income taxes, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.  The unaudited estimates above are the opinion of management and represent estimates and expectations based on the most current information available. While the Company believes that the assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors and it is impossible to anticipate all factors that could affect actual results. The Company’s actual results may differ materially from these estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter are finalized.

The Company believe the Pro-forma Adjusted EBITDA provides useful information about its financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by the Company to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to its operating business and assessing their performance, both internally and relative to its peers, as well as to evaluate the performance of its  operating management teams, and for purposes in the calculation of debt covenants and related disclosures.  The unaudited estimates and statements above are the opinion of management and represent estimates and expectations based on the most current information available. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.

In connection with the transactions described below, the Company has made certain information about the Company available to potential investors. A copy of such information is attached hereto as Exhibit 99.1 and incorporated herein by reference.  In addition, the Company has made fiscal year 2012 and 2013 audited financial statements of certain of its foreign subsidiaries publicly available under the “News” heading on the Company’s website at www.21co.com.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

MDLLC Credit and Guaranty Agreement

On July 28, 2014, Medical Developers, LLC (the “Borrower”), a Florida limited liability company and indirect wholly owned subsidiary of the Company, certain of its subsidiaries and affiliates, including the Company, the various lenders parties thereto and Cortland as administrative agent and collateral agent entered into a credit and guaranty agreement (the “MDLLC Credit Agreement”).

The MDLLC Credit Agreement provides for Tranche A term loans (the “Tranche A Term Loans”) in the aggregate principal amount of $8.5 million and Tranche B term loans (the “Tranche B Term Loans” together with the Tranche A Term Loans, the “Term Loans”) in the aggregate principal amount of $9.0 million, for an aggregate principal amount of Term Loans of $17.5 million, in favor of the Borrower.  The Tranche A Term Loans are issued for working capital and general corporate purposes in accordance with a budget and the Tranche B Term Loans are issued to fund purchases of assets used or useful in the Borrower’ business.

The Borrowers each are required to pay certain recurring administration fees with respect to the MDLLC Credit Agreement.  The MDLLC Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of the Borrowers and certain of their subsidiaries to incur additional indebtedness or any other obligations.

The MDLLC Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross default to other indebtedness; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation and a change of control.

The Term Loans are subject to interest rates, for any interest period, at a rate equal to 14.0% per annum.

The obligations of the Borrower under the MDLLC Credit Agreement are guaranteed by the Company, 21C and certain direct and indirect wholly owned domestic subsidiaries and are secured by substantially all of the assets of the Borrower, including a pledge of 65% of the voting stock and 100% of the non-voting stock of each of its direct foreign subsidiaries.

Recapitalization Support Agreement

On July 29, 2014, the Company, 21C and each of their direct and indirect wholly-owned subsidiaries entered into a Recapitalization Support Agreement (the “Recapitalization Support Agreement”) with Vestar and the holders or managers of 72% of the aggregate principal amount of the indebtedness the Company incurred under that certain Indenture (as amended from time to time, the “Subordinated Notes Indenture” and the notes thereunder, the “Subordinated Notes”), dated as of April 20, 2010, among 21C, the guarantors party thereto and Wells Fargo Bank, National Association (the “Consenting Subordinated Noteholders”).

The Recapitalization Support Agreement sets forth the terms through which the Company expects to either (a) obtain additional liquidity through an equity contribution or subordinated debt incurred in a minimum amount of $150 million on or before October 1, 2014 (the “Capital Contribution”) or (b) consummate a recapitalization (the “Recapitalization”) consistent with the material terms and conditions described in the term sheet (the “Recapitalization Term Sheet”) attached to the Recapitalization Support Agreement.  Pursuant to the Recapitalization Support Agreement, if the Company and Vestar fail to obtain a signed letter of intent for a Capital Contribution reasonably acceptable to the Required Consenting Subordinated Noteholders (as defined in the Recapitalization Support Agreement) on or before August 31, 2014, the Company must refrain from pursuing the Capital Contribution and must pursue the Recapitalization.  Absent the Company obtaining the Capital Contribution and upon the effectiveness of the Recapitalization, the Subordinated Noteholder Claims (as defined in the Recapitalization Support Agreement) would be exchanged for 95% of the new equity interests in the reorganized Company, subject to dilution pursuant to a management incentive plan and new warrants as set forth in the Recapitalization Term Sheet, with existing equity holders receiving 5% of the new equity interests. Pursuant to the Recapitalization, existing equity holders of the Company will also receive warrants providing the right to acquire 10% of the equity in the reorganized Company at an exercise price corresponding to the principal amount of the Subordinated Notes outstanding plus accrued and unpaid interest as of the effective date of the Recapitalization.  Further adjustments to the Recapitalization may be required to reflect any additional debt-to-equity conversion, new equity investments or senior debt that may be raised in connection with the consummation of the Recapitalization and the parties will work in good faith to further adjust the terms set forth in the Term Sheet to reflect the change in the value of each party’s recovery resulting from such required changes.

The Recapitalization Support Agreement may be terminated upon the occurrence of certain events, including: (a) certain breaches by the Company, Vestar, or the Consenting Subordinated Noteholders under the Recapitalization Support Agreement; (b) the failure to meet certain milestones related to implementing the Recapitalization and (c) a determination by the Company’s board of directors that continued performance under the Recapitalization Support Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law.

Amendment to SFRO Credit Agreement

On July 22, 2014, 21C East Florida, LLC (“21C East Florida”), a Delaware limited liability company and South Florida Radiation Oncology Coconut Creek, LLC (“Coconut Creek”), each an indirect subsidiary of the Company, the several lenders and other financial institutions or entities from time to time parties thereto and Cortland Capital Market Services LLC as administrative agent and collateral agent (“Cortland”) entered into a first amendment (the “Amendment”) to the credit agreement among 21C East Florida, Coconut Creek, Cortland and the several lenders and other financial institutions or entities from time to time parties thereto, dated as of February 10, 2014 (the “Original Credit Agreement” and, as amended and restated by the Amendment, the “Credit Agreement”).

The Credit Agreement provides for an incremental $10.35 million term loan (the “Term A-1 Loan”) in favor of Coconut Creek issued for purposes of (i) refinancing approximately $5.64 million in existing capitalized lease obligations owing to First Financial Corporate Leasing, including a prepayment premium, (ii) repaying the approximately $2.55 million intercompany loan made by 21st Century Oncology, Inc., a Florida corporation (“21C”) and direct subsidiary of the Company, to pay the capitalized lease obligations owing to First Financial Corporate Leasing and (iii) pay fees, costs and expenses of the transactions related to the Amendment.  In addition, the Amendment provides for the waiver of certain existing events of default under the Original Credit Agreement.

The Term A-1 Loan is subject to interest rates, for any interest period, at a rate per annum equal to a floating index rate per annum equal to LIBOR (provided that such rate shall not be less than 1.25% per annum), plus an applicable margin equal to 9.75% per annum.

The obligations of Coconut Creek under the Amendment are guaranteed (the “Guarantee”) by SFRO Holdings, LLC (“SFRO”), a Florida limited liability company of which Coconut Creek is a wholly owned subsidiary and certain of SFRO’s direct and indirect wholly owned subsidiaries.  The obligations of Coconut Creek under the Amendment are secured by certain assets of Coconut Creek.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Financing Information Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: July 29, 2014	By:	/s/ Daniel E. Dosoretz, M.D.
		Name:	Daniel E. Dosoretz, M.D.
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financing Information Disclosure.